                                                              EXHIBIT 10.3


                      [LETTERHEAD OF INVESTMENT PROVIDER]
                                    Address




                                                              ________ __, ____


Ford Motor Credit Company,
     as Servicer
The American Road
Dearborn, Michigan 48121

____________________,
as Indenture Trustee
__________
__________

____________________,
as Owner Trustee
___________
___________

                      Ford Credit Auto Owner Trust ____-__
                           Guaranteed Rate Agreement


Ladies and Gentlemen:

     We hereby confirm arrangements made as of the date hereof with you to be effective upon receipt by us of the enclosed copy of this letter agreement (the "Guaranteed Rate Agreement"), executed by you. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Sale and Servicing Agreement, dated as of _______ __, ____, (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among Ford Credit Auto Owner Trust ____-__, (the "Trust"), Ford Credit Auto Receivables Two L.P. (the "Seller"), and Ford Motor Credit Company (the "Servicer").

     1. (a) On the Determination Date including and after the Determination Date preceding the ______ ____ [Distribution] [Payment] Date, the Servicer shall notify the Indenture Trustee and us of the amount to be deposited into the [Collection] [Note Payment] Account on such [Distribution] [Payment] Date. On the Business Day following such Determination Date, we shall provide written notice to the Indenture Trustee (with a copy to the Servicer) directing the Indenture Trustee to invest the funds that will be on deposit in the [Collection] [Note Payment] Account on such [Distribution] [Payment] Date in Eligible Investments (as defined in Exhibit A hereto). Our notice to the Indenture Trustee will specifically identify each such Eligible Investment (including its principal amount and maturity). In addition, we shall from time to time provide written notice to the Indenture Trustee (with a copy to the Servicer) directing the Indenture Trustee to reinvest funds representing principal, interest or other investment income received by it (or the Servicer) with respect to such Eligible Investments (whether upon maturity or otherwise) in additional Eligible Investments.

     All such investments will be made either by the Indenture Trustee or, at the direction of the Indenture Trustee, by the Servicer, on behalf of the Indenture Trustee. We understand that funds from the [Collection] [Note Payment] Account which are to be invested pursuant to this Agreement, and accrued interest on such funds, must mature and be available for payment to the Securityholders not later than the close of business on the [ ] Business Day preceding each [Distribution] [Payment] Date. We will select Eligible Investments which will be consistent with such requirements.

     (b) In the event that we fail to direct the Indenture Trustee to invest or reinvest any funds which are deposited in the [Collection] [Note Payment] Account or which are received by it (or the Servicer) with respect to Eligible Investments, the Indenture Trustee shall invest, or the Servicer, at the direction of the Indenture Trustee, shall invest such funds overnight in one or more Eligible Investments until such time as the Indenture Trustee receives the required notice from us.

     (c) The aggregate amount to be invested pursuant to this Agreement at any time shall not exceed $___________ (excluding any amounts constituting interest or investment income on funds invested pursuant to this Agreement or reinvested interest or investment income).

     2. We agree to make a payment to the Indenture Trustee on the Business Day preceding each Settlement Date equal to (a) the Guaranteed Return for the Interest Period ending on such Settlement Date, less (b) the amount of interest and other investment income (net of investment expenses) which will be received by the Indenture Trustee on or prior to, and which will be available to the Indenture Trustee on, such Settlement Date with respect to the funds on deposit in the [Collection] [Note Payment] Account during the Interest Period. In the event that for the Interest Period the amount computed pursuant to the preceding sentence is a negative number, the Indenture Trustee shall pay to us by 11:00 a.m. on such Settlement Date, out of such interest and investment income, _____ percent of the absolute value of such amount, with the remainder of such amount to be paid to the Seller within such time period.

     3. All payments pursuant hereto shall be made by wire transfer of same day funds, if to the Indenture Trustee, to the [Collection] [Note Payment] Account, and if to the Seller or to us, to such account as the Seller or we may designate in writing to the Indenture Trustee not less than [ ] Business Days preceding the relevant Settlement Date.

     4. (a) In the event at any time we do not satisfy the conditions of Section ____ of the Sale and Servicing Agreement, we shall promptly notify the Indenture Trustee and the Servicer of such event and we shall reimburse the Indenture Trustee on demand for any loss incurred in connection with the Indenture Trustee's purchase of a Replacement Guaranteed Rate Agreement pursuant to the terms of such Section ____ of the Sale and Servicing Agreement. Such loss shall be equal to the Indenture Trustee's net cost of obtaining the new Replacement Guaranteed Rate Agreement.

     (b) You or we may terminate the Guaranteed Rate Agreement at any time as provided for in subsections ____, ____ and ____ of the Sale and Servicing Agreement.

     5. Our agreements set forth in this Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obliga-tions hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever.

     6. The Indenture Trustee's interest in this Agreement shall be transferable to any successor Indenture Trustee under the Indenture.

     7. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     8. In addition to the termination right described in subsection 4(b) hereof, this Agreement shall terminate on the earlier of (a) notice from the Indenture Trustee or the Servicer of the termination of the Sale and Servicing Agreement or (b) the Final Scheduled Maturity Date.

     9. Except as otherwise provided herein, all notices pursuant to this Agreement, shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

             The Servicer:          Ford Motor Credit Company
                                    The American Road
                                    Dearborn, Michigan 48121
                                    Telephone No.:  (313) ___-____
                                    Telecopier No.: (313) ___-____
                                    Attention:  J.D. Bringard, Esq.

             The [Indenture]
             Trustee:

                                    Telephone No.:  (  ) ___-____
                                    Telecopier No.:  (  ) ___-____
                                    Attention:

             The [Owner]
             Trustee:

                                    Telephone No.:  (  ) ___-____
                                    Telecopier No.:  (  ) ___-____
                                    Attention:


             The Seller:            Ford Credit Auto Receivables Two L.P.
                                    The American Road
                                    Dearborn, Michigan 48121
                                    Telephone No.: (313) ___-____
                                    Telecopier No.: (313) ___-____
                                    Attention:

     10. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

     11. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Guaranteed Rate" shall mean the weighted average of the Note Interest Rates [and the Certificate Rate].

     "Guaranteed Return" shall mean, for the Interest Period, an amount equal to [1/12] of the product of (a) the amount deposited into the [Collection] [Note Payment] Account (excluding any investment earnings) as of the end of the first day of the Interest Period, and (b) the Guaranteed Rate.

     "Interest Period" shall mean the period from, and including, the [Distribution] [Payment] Date falling in _____ ____ to, but excluding, the first Settlement Date and (b) from, and including, each Settlement Date to, but excluding, the next succeeding Settlement Date.

     "Settlement Date" shall mean each [Distribution] [Payment] Date commencing with the [Distribution] [Payment] Date falling in ____ ____ and ending on the [Distribution] [Payment] Date falling in ____ ____.

     If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                             Very truly yours,


                                             as Investment Provider

                                             By:________________________
                                                Title:

Agreed and accepted as of ____ __, ____

FORD MOTOR CREDIT COMPANY,
     as Servicer

By:_________________________
   Title:

   as Indenture Trustee


By:_________________________
   Title:

     as Owner Trustee


By:_________________________
   Title:

                                                                       EXHIBIT A

     "Eligible Investments shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed as to timely payment by the United States of America; (ii) certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, such depository institution or trust company shall have the highest short-term rating granted by the applicable Rating Agency; (iii) commercial paper having, at the time of investment or contractual commitment to invest therein, a rating from the applicable Rating Agency in the highest category granted by such Rating Agency; (iv) investments in money market funds having the highest short-term rating granted by the applicable Rating Agency; and (v) any other investment, if the applicable Rating Agency confirms in writing that such investment will not adversely affect any ratings with respect to the Notes or the Certificates, and (b) demand deposits or time deposits in the name of the Trust or the Indenture Trustee in any depository institution or trust company referred to in (a)(ii) above.